Real Goods Solar Rebrands as RGS Energy

LOUISVILLE, CO., January 22, 2014 - Real Goods Solar, Inc. (NASDAQ: RSOL), a nationwide leader of turnkey solar energy solutions, has changed its brand identity to RGS Energy.

“The change of our brand from Real Goods Solar to RGS Energy comes at a defining moment in our company’s history and in the solar energy industry,” said Kam Mofid, RGS Energy’s CEO. “Solar is commanding a much larger share of global energy production, and here at home in the U.S., solar deployments have grown dramatically as well. It is indeed remarkable to see that total installations have grown nearly 500% since 2010 to over 4 gigawatts last year.”

“In many ways we are still in the early stages of this energy revolution,” said Mofid. “More and more American customers are seeking cost effective, clean sources of power and solar energy has answered the call. There are now over 10.2 gigawatts of cumulative solar electric capacity operating in the country. This is enough energy to power more than 1.7 million American homes.”

Real Goods Solar has been one of the true pioneers in the solar energy industry, and sold some of the first photovoltaic panels to the public beginning in 1978. The company has pioneered residential and commercial solar power installation services, and its innovations have helped pave the way for more than 19,000 homeowners and businesses to take advantage of this 100% clean renewable energy source.

“Our recent acquisitions of Syndicated Solar and Mercury Energy have significantly expanded our nationwide presence in the rapidly growing solar sector,” said Mofid. “As a responsive and an innovative clean energy provider, we have also developed deep capabilities and efficient and scalable processes in support of our growth strategies. These have dramatically improved our time-to-market while lowering customer acquisition costs. We have also started looking at the entire value chain and how we can better serve our customers. RGS Energy embodies the future strategic direction of our company.”

Reflecting the brand change, the company’s NASDAQ stock symbol will change from “RSOL” to “RGSE,” effective at the start of trading on Monday, February 24, 2014. The company’s website can now be found at www.rgsenergy.com and its email addresses have adopted the rgsenergy.com domain. The company’s marketing efforts will now also uniformly represent the RGS Energy brand.

“We believe ‘RGS Energy,’ which has long been our commercial-focused brand, better reflects the vision and capabilities of our entire company as a single source, end-to-end energy solutions provider for residential, commercial, and utility customers,” said Bryan Conklin, RGS Energy’s vice president of marketing. “The strength of this brand has been opening doors in new and emerging markets, and through the unification under one brand we will also have a more cohesive and effective national marketing approach to support our growth.”

The company will continue to maintain the corporate name of Real Goods Solar for SEC filings and other legal and regulatory matters.

About RGS Energy

RGS Energy is one of the nation’s pioneering solar energy companies serving commercial, residential, and utility customers. Beginning with one of the very first photovoltaic panels sold to the public in the U.S. in 1978, the company has installed more than 19,000 solar power systems representing well over 170 megawatts of 100% clean renewable energy. RGS Energy makes it very convenient for customers to save on their energy bill by providing a comprehensive solar solution, from design, financing, permitting and installation to ongoing monitoring, maintenance and support. As one of the nation’s largest and most experienced solar power players, the company has 17 offices across the West and the Northeast. For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should” or comparable terminology or by discussions of strategy. While Real Goods Solar believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, realizing synergies and other benefits from the Mercury merger, introduction of new products and services, completion and integration of acquisitions, possibility of negative economic conditions and other risks and uncertainties included in Real Goods Solar’s filings with the Securities and Exchange Commission. Real Goods Solar assumes no duty to update any forward-looking statements.

Media and Investor Relations Contact

Ron Both

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com

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